February 14, 1997

Mr. John Hritcko, Jr.
Director
Marketing & Regulatory Affairs
Cove Point LNG Limited Partnership
20 Montchanin Road
Wilmington, Delaware 19807-0020

Re: Letter Agreement Concerning FPS-1 Service Agreement between Cove Point LNG Limited Partnership ("Operator") and
    Atlanta Gas Light Company ("Buyer") (the "Service Agreement")

Dear Mr, Hritcko:

Appendix A to the Service Agreement states that Buyer may terminate the Service Agreement at the end of the first Contract Year (April 15, 1997) by providing notice to Operator no later than ninety (90) days prior to April 15, 1997 (January 15, 1997).

As you are aware, Buyer is in the process of negotiating a transportation agreement with a transporter ("Transporter") to transport the quantities purchased under the Service Agreement for the period from April 15, 1997 through the remaining term of the Service Agreement. However, Buyer does not believe that such negotiations can be completed and a transportation agreement executed by January 15, 1997. In order to give Buyer additional time to reach an agreement with Transporter that would enable Buyer to continue purchasing gas under the Service Agreement beyond the first Contract Year, Buyer and Operator hereby agree to extend the notice date for termination to February 15, 1997. Accordingly, Paragraph B of Appendix A to the Service Agreement will be deleted in its entirety as of January 10, 1997 and replaced with the following new Paragraph B:

"B. Buyer may terminate this Agreement effective as of the end of the first Contract Year (April 15, 1997) by providing Notice to Operator of Buyer's election to terminate no later than February 28, 1997."
























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Page 2
Mr. John Hritcko, Jr.
January 9,1997

If the terms set forth herein reflect your understanding of our agreement, please execute two (2) copies of this letter agreement in the space provided below and return one (1) fully executed copy to the undersigned.

COVE POINT LNG                          AGL Energy Services, Inc.
LIMITED PARTNERSHIP                     as agent for ATLANTA GAS LIGHT COMPANY

By: /s/John Hritcko, Jr.                By: /s/Michael P. Wingo

Title: Director Marketing & Regulatory  Title: VP - AGL Energy Services, Inc.
       Affairs
Date:  2/26/97                          Date:  2/14/97



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